(Exhibit 99.1)


     CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF
         IKON OFFICE SOLUTIONS, INC. PURSUANT TO 18 U.S.C. SECTION 1350
         --------------------------------------------------------------


We certify that, to the best of our knowledge and belief, the Quarterly Report on Form 10-Q of IKON Office Solutions, Inc. for the period ending June 30, 2002:


     (1) complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IKON Office Solutions, Inc.


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
/s/ James J. Forese                        /s/ William S. Urkiel
-------------------------------------      ---------------------------------------------------
James J. Forese                            William S. Urkiel
Chairman and Chief Executive Officer       Senior Vice President and Chief Financial Officer
August 13, 2002                            August 13, 2002



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